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                                                                   EXHIBIT 10.17

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment, dated as of December 31, 1996, to that certain Employment Agreement (the "Employment Agreement") dated July 25, 1996, by and between Triton Systems, Inc., a Mississippi corporation (the "Company") and Robert A. Sandoz, an individual residing at 205 Ash Lane, Gulfport, Mississippi 39507 (the "Employee").

                                    RECITALS

     WHEREAS, the Company and the Employee have entered into the Employment Agreement referenced above, which sets forth the terms and conditions under which the Company employs the Employee as its Vice President - Operations of the Company;

     WHEREAS, the Company and the Employee have agreed to decrease the Employee's base salary;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties, each intending to be legally bound hereby, agree as follows:

     1. Section 4(a) of the Employment Agreement shall be deleted in its entirety and replaced with a new section 4(a) to read as follows:

          "Salary. During the Employment term, the Company shall pay the Employee a base salary, payable in equal installments in accordance with the Company's then current compensation practices for all of its employees, subject to withholding and other applicable taxes, at an annual rate of One Hundred Twenty-Five Thousand Dollars ($125,000.00). The annual base salary will be subject to review annually and will be revised based on the recommendation of the Compensation Committee of the Board of Directors of the Company; provided, however, that such annual base salary shall not be decreased during the Term of this Agreement."

     2. Unless superseded by the terms of this Amendment to Employment Agreement, the Employment Agreement shall remain in effect under its original terms.

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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

                                   TRITON SYSTEMS, INC.



                                   By:/s/ Ernest L. Burdette
                                      -------------------------------------
                                        Name: Ernest L. Burdette
                                        Title: President

                                   EMPLOYEE:


                                   /s/ Robert A. Sandoz
                                   ---------------------------------------
                                   Robert A. Sandoz